Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-182213 and 333-182210) and Form S-8 (No. 333-169011, 333-1611810, 333-153044, 333-145272, 333-128909, 333-115482, 333-60666, 333-53114 and 333-80167) of Popular, Inc. of our report dated February 28, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Juan, Puerto Rico

February 28, 2013